Exhibit 13.1
Annual Certification
Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002
Pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Credit Suisse AG, incorporated in Switzerland (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended December 31, 2023 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for such period presented.
Dated: March 28, 2024
/s/ Ulrich Körner
Name: Ulrich Körner
Title: Chief Executive Officer of Credit Suisse AG
Dated: March 28, 2024
/s/ Simon Grimwood
Name: Simon Grimwood
Title: Chief Financial Officer of Credit Suisse AG